Exhibit 3.1


                           ARTICLES OF ORGANIZATION

                                       OF

                               NEDAK ETHANOL, LLC


         The undersigned, desiring to form a limited liability company for the purposes hereinafter set forth, under and in conformity with the laws of the State of Nebraska do hereby make this written certificate in duplicate and hereby verify:

         1. NAME. The name of the company shall be NEDAK ETHANOL, LLC.

         2. DURATION. The company shall have perpetual existence from the date these Articles of Organization are filed with the Secretary of State of the State of Nebraska.

         3. PURPOSE. This company is organized to engage in and to do any lawful act concerning any and all lawful business, other than banking or insurance, for which a limited liability company may be organized under the laws of Nebraska.

         4. PRINCIPAL PLACE OF BUSINESS - REGISTERED AGENT. The address of the principal place of business of the company in Nebraska is:

                               118 East State Street
                               P.O. Box 129
                               Atkinson, NE 68713

The name and address of the company's registered agent in Nebraska is:

                              Jerome Fagerland
                              118 East State Street
                              P.O. Box 129 Atkinson, NE
                              68713

         5. PROPERTY CONTRIBUTED. The total amount of cash and property other than cash contributed by the organizational members as capital is described on Exhibit "A" hereto. The agreed value of the property, other than cash, contributed to the company is also set forth on Exhibit "A".

         6. ADDITIONAL CAPITAL CONTRIBUTION OF MEMBERS. In the event future cash contributions are required of the members, each member hereby agrees to make these contributions equally and timely. In the event a member is unable to timely meet his financial commitment his ownership interest shall be reduced in value proportionately and the remaining stockholders who make necessary and timely contributions will have their ownership interest increased in value proportionately.

         7. ADDITIONAL MEMBERS. The members of the company have the right to admit additional members from time to time, upon unanimous approval and upon additional terms and conditions of admission as may be determined by the members at the time of admission. Except as provided in the Operating Agreement, the interests of the members in the company may not be transferred or assigned.

         8. RIGHT TO CONTINUE BUSINESS. In the event of the death, retirement, resignation, expulsion, bankruptcy or dissolution of a member or the occurrence of any other event which terminates the continued membership of a member in the limited liability company, then by unanimous consent the remaining members of the company have the right to continue the business of the company, at their election and option.

         9. MANAGEMENT. Management of the company shall be vested in its members in proportion to their contribution to the capital of the company, as adjusted from time to time, to reflect additional contributions or withdrawals by the members. The names and addresses of the members are:

            Jerome Fagerland                            Kirk Shane
            P.O. Box 129                                88055 State Highway 11
            Atkinson, NE 68713                          Atkinson, NE 68713

            Clayton Goeke                               Dick Bilstein
            48266 Kensington Road                       P.O. Box 855
            Atkinson, NE 68713                          Atkinson, NE 68713

            Tim Borer                                   Everett Vogel
            87992 478th Avenue                          P.O. Box 159
            Atkinson, NE 68713                          Stuart, NE 68780

            Gerald Winings                              Paul Corkle
            P.O. Box 21                                 P.O. Box 795
            Atkinson, NE 68713                          Atkinson, NE 68713

         10. INTERNAL AFFAIRS. The regulation of the internal affairs of the company are set forth in the Operating Agreement of the company and shall govern the operation of the business and the members accordingly.

         EXECUTED in duplicate original counterparts by the undersigned organizer on the day of December, 2003.



                                                 /s/ JANET L. KROTTER CHVALA

STATE OF NEBRASKA        )
                         )  ss.
COUNTY OF HOLT           )

         I hereby certify that on the day of December, 2003, before me the undersigned, a Notary Public in and for said county and state, personally appeared JANET L. KROTTER CHVALA, who being by me first duly sworn, declares that she is the person who signed the foregoing Articles of Organization, as organizer, and she further verifies that the statements contained therein are true to the best of her knowledge and belief.

         Witness my hand and official seal.


                                                     Notary Public

                                   Exhibit "A"



$1,000.00 cash

                           FIRST ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF ORGANIZATION

                                       OF

                               NEDAK ETHANOL, LLC.


         The undersigned, being all of the Members of NEDAK ETHANOL, LLC, do hereby execute and acknowledge and adopt these Articles of Amendment to the Articles of Organization of NEDAK ETHANOL, LLC, pursuant to the Nebraska Business Corporation Act and the General Corporation Laws of the State of Nebraska.

         Sec. 1. The name of the Organization is NEDAK ETHANOL, LLC, hereinafter referred to as the "Company".

         Sec. 2. The Amendment as adopted is as follows:

         ARTICLE 9 of said Articles of Organization is hereby deleted, and in lieu thereof, the following is substituted:

                                    ARTICLE 9

         9. MANAGEMENT. Management of the company shall be vested in its members in proportion to their contribution to the capital of the company, as adjusted from time to time, to reflect additional contributions or withdrawals by the members. The names and addresses of the members are:

          Jerome Fagerland                            Kirk Shane
          P.O. Box 129                                88055 State Highway 11
          Atkinson, NE 68713                          Atkinson, NE 68713

          Clayton Goeke                               Richard J. Bilstein
          48266 Kensington Road                       P.O. Box 855
          Atkinson, NE 68713                          Atkinson, NE 68713

          Timothy J. Borer                            Everett L. Vogel
          87992 478th Avenue                          P.O. Box 159
          Atkinson, NE 68713                          Stuart, NE 68780

          Gerald Winings                              Paul A. Corkle
          P.O. Box 21                                 P.O. Box 795
          Atkinson, NE 68713                          Atkinson, NE 68713

          Kenneth L. Osborne                          Robin Olson
          47658 East Pearl Street                     203 West Lincoln
          Atkinson, NE 68713                          Atkinson, NE 68713

          Gary L. Chvala                              Laurie Hansen
          RR 1, Box 138B                              86086 478th Avenue
          Atkinson, NE 68713                          Amelia, NE 68711

          Jeffrey T. Lieswald                         Paul F. Seger
          P.O. Box 753                                P.O. Box 99
          Atkinson, NE 68713                          Atkinson, NE 68713

          Todd Shane
          1320 N. 8th Street
          O'Neill, NE 68763

         Sec. 3. Except as amended herein, all other provisions of the Articles of Organization remain in full force and effect.

         DATED:                             , 2004.
                ----------------------------




/s/ JEROME FAGERLAND                               /s/ KIRK SHANE



/s/ CLAYTON GOEKE                                  /s/ RICHARD J. BILSTEIN



/s/ TIMOTHY J. BORER                               /s/ EVERETT L. VOGEL



/s/ GERALD WININGS                                 /s/ PAUL A. CORKLE



/s/ KENNETH L. OSBORNE                             /s/ ROBIN OLSON



/s/ GARY L. CHVALA                                 /s/ LAURIE HANSEN


/s/ JEFFREY T. LIESWALD                            /s/ PAUL F. SEGER



/s/ TODD SHANE